EXHIBIT 10.4

VOTING AGREEMENT

This Voting Agreement (the “Agreement”) is made and entered into as of May 12, 2004, between RITA Medical Systems, Inc., a Delaware corporation (“Parent”), Horizon Medical Products, Inc., a Georgia corporation (the “Company”), and the undersigned shareholder of the Company (“Holder”).

RECITALS

Pursuant to an Agreement and Plan of Merger dated as of May 12, 2004 (the “Merger Agreement”) by and among Parent, Hornet Acquisition Corp. a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub is merging with and into the Company (the “Merger”) and the Company, as the surviving corporation of the Merger, will thereby become a wholly-owned subsidiary of Parent. Concurrently with the execution and delivery of the Merger Agreement and as a condition and inducement to Parent and Merger Sub to enter into the Merger Agreement, Parent has required that Holder enter into this Agreement. The Holder is the record and beneficial owner of such number of shares of the outstanding Common Stock, $0.001 par value per share, of the Company as is indicated beneath Holder’s signature on the last page of this Agreement (the “Shares”).

AGREEMENT

The parties agree as follows:

1. AGREEMENT TO RETAIN SHARES.

(a) TRANSFER AND ENCUMBRANCE. (1) Except as contemplated by the Merger Agreement, and except as provided in Section 1(b) below, during the period beginning on the date hereof and ending on the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement), and (ii) the Expiration Date (as defined below), Holder agrees not to, directly or indirectly, transfer (except as may be specifically required by court order), sell, exchange, tender, pledge, assign, contribute to the capital of any entity, hypothecate or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) or encumber the Shares or any New Shares (as defined below), or to, directly or indirectly, make any offer or agreement relating thereto, (2) Holder agrees not to, directly or indirectly, grant any proxies or powers of attorney, deposit any of such Holder’s Shares into a voting trust or enter into a voting agreement with respect to any of such Holder’s Shares, or enter into any agreement or arrangement providing for any of the actions described in this clause (2) and (3) Holder agrees not to, directly or indirectly, take any action that could reasonably be expected to have the effect of preventing or disabling Holder from performing Holder’s obligations under this Agreement at any time prior to the earlier to occur of (i) the Effective Time, and (ii) the Expiration Date. As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) the date of termination of the Merger Agreement in accordance with the terms and provisions thereof and (ii) the date on which the Company’s Board of Directors withdraws or modifies in a manner adverse to Parent or Merger Sub the Company Recommendation (as defined in the Merger Agreement) in accordance with the requirements of the second sentence of Section 4.3(e) of the Merger Agreement.

(b) PERMITTED TRANSFERS. Section 1(a) shall not prohibit a transfer of Shares or New Shares by Holder (i) in accordance with the provisions of Rule 144 applicable to Holder, (ii) if Holder is an individual (A) to any member of Holder’s immediate family, or to a trust for the benefit of Holder or any member of Holder’s immediate family, or (B) upon the death of Holder, or (iii) if Holder is a partnership or limited liability company, to one or more partners or members of Holder or to an affiliated Person under common control with Holder; provided, however, that a transfer referred to in clauses (ii) and (iii) of this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in writing to be bound by all of the terms of this Agreement.

(c) NEW SHARES. Holder agrees that any shares of capital stock of the Company that Holder purchases or with respect to which Holder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Date (“New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares. Holder further agrees that any shares of capital stock of Parent that Holder purchases or with respect to which Holder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the earlier to occur of (i) the record date for Parent’s 2005 annual meeting of stockholders and (ii) the Expiration Date (including without limitation shares of capital stock of Parent acquired by Holder as a result of the Merger) shall be subject to the terms and conditions of Section 2(b) of this Agreement.

(d) STOP TRANSFER. From and after the date of this Agreement through the term of this Agreement, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Shares or any certificate or uncertificated interest representing any of Holder’s Shares, except as permitted by, and in accordance with, Section 1(b).

2. AGREEMENT TO VOTE SHARES.

(a) Until the earlier to occur of (i) the Effective Time and (ii) the Expiration Date, at every meeting of the shareholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, Holder shall vote or consent the Shares and any New Shares (i) in favor of approval of the Merger Agreement and the Merger and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Merger) between the Company and any person or entity other than Parent or any other action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or Holder under this Agreement or which could reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled. This Agreement is intended to bind Holder as a shareholder of the Company only with respect to the specific matters set forth herein. Except as set forth in clauses (i) and (ii) of this Section 2, Holder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the shareholders of the Company.

(b) At each of the 2004 and 2005 annual meeting of stockholders of Parent, and at any adjournment or postponement of either such meeting, Holder shall vote all shares of capital stock of Parent owned beneficially or of record by Holder as of the record date for each such annual meeting in favor of the election of the nominees for director recommended for election by the Board of Directors of Parent; provided, however, that Holder shall have no obligation under this Section 2(b) in the event that the Expiration Date occurs prior to either such annual meeting of stockholders; provided further, that Holder shall have no obligation under this Section 2(b) with respect to the 2005 annual meeting of stockholders of Parent if (i) the individual designated by the Company pursuant to section 5.17(a) of the Merger Agreement to serve as a Class II director of Parent is willing, able and qualified to serve as a director of Parent and is not one of the nominees the Board of Directors of Parent recommends for election at the 2005 annual meeting of stockholders of Parent or (ii) Parent’s compensation policy with respect to non-employee directors is modified in any material respect prior to the 2005 annual meeting of stockholders of Parent. Notwithstanding the foregoing, nothing in this Agreement, including without limitation this Section 2(b), shall restrict Holder’s ability to sell, transfer or otherwise dispose of shares of the capital stock of Parent following the Effective Time, and no transferee of shares of the capital stock of Parent beneficially owned by Holder shall have any obligation under this Agreement after the Effective Time.

3. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Holder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the extent provided in the Georgia Business Corporation Code covering the Shares and New Shares.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF HOLDER. Holder hereby represents, warrants and covenants to Parent that Holder (i) is the record and beneficial owner of the Shares, which, at the date of this Agreement and at all times up until the earlier to occur of (A) the Effective Time, and (B) the Expiration Date, will be free and clear of any liens, claims, options, charges or other encumbrances, and (ii) does not own of record or beneficially any shares of capital stock of the Company other than the Shares (excluding shares as to which Holder currently disclaims beneficial ownership in accordance with applicable law). Holder has the legal capacity, power and authority to enter into and perform all of Holder’s under this Agreement (including under the Proxy). This Agreement (including the Proxy) has been duly and validly executed and delivered by Holder and constitutes a valid and binding agreement of Holder, enforceable against Holder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. [IF HOLDER IS MARRIED AND HOLDER’S SHARES CONSTITUTE COMMUNITY PROPERTY, THIS AGREEMENT (INCLUDING THE PROXY) HAS BEEN DULY AUTHORIZED, EXECUTED AND DELIVERED BY, AND CONSTITUTES A VALID AND BINDING AGREEMENT OF, HOLDER’S SPOUSE, ENFORCEABLE AGAINST SUCH PERSON IN ACCORDANCE WITH ITS TERMS.] [DELETE IF INAPPLICABLE.]

5. ADDITIONAL DOCUMENTS. Holder hereby covenants and agrees to execute and deliver any additional documents reasonably necessary to carry out the purpose and intent of this Agreement.

6. CONSENT AND WAIVER. Holder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which Holder is a party or pursuant to any rights Holder may have.

7. TERMINATION. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the earlier to occur of (i) the Expiration Date and (ii) the date following the date of the 2005 annual meeting of stockholders of Parent, including any adjournment or postponement thereof.

8. FIDUCIARY DUTIES. Notwithstanding anything in this Agreement to the contrary: (i) Holder makes no agreement or understanding herein in any capacity other than in Holder’s capacity as a record holder and beneficial owner of the Shares, (ii) nothing in this Agreement shall be construed to limit or affect any action or inaction by Holder, or any officer, partner, member or employee, as applicable, of Holder, serving on the Company’s Board of Directors acting in such person’s capacity as a director or fiduciary of the Company, and (iii) Holder shall have no liability to Parent, Merger Sub or any of their respective affiliates under this Agreement as a result of any action or inaction by Holder, or any officer, partner, member or employee, as applicable, of Holder, serving on the Company’s Board of Directors acting in such person’s capacity as a director or fiduciary of the Company.

9. MISCELLANEOUS.

(a) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 9(a) shall be binding upon the parties and their respective successors and assigns.

(b) GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of Delaware, without giving effect to principles of conflicts of law.

(c) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 72 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.

(f) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach of any covenants or agreements contained in this Agreement will cause Parent and Merger Sub to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

[SIGNATURE PAGE FOLLOWS]

The parties have caused this Agreement to be duly executed on the date first above written.

PARENT

By:
Name:
Title:
Address:	RITA Medical Systems, Inc.
967 North Shoreline Blvd.
Mountain View, CA 94043
Attention:	Joseph DeVivo, President and Chief Executive Officer
Facsimile No.:	(650) 967-1691

COMPANY

By:
Name:
Title:
Address:	Horizon Medical Products, Inc.
One Horizon Way
Manchester, GA 91816
Attention:	Robert Wenzel, President
Facsimile No.:	(706) 846-5226

SIGNATURE PAGE TO VOTING AGREEMENT

HOLDER

By:
Name:
Title:

Holder’s Address for Notice:

Shares owned of record:		Beneficially owned shares:
Class of Shares	Number	Class of Shares	Number

SIGNATURE PAGE TO VOTING AGREEMENT

EXHIBIT A

IRREVOCABLE PROXY

TO VOTE STOCK OF

HORIZON MEDICAL PRODUCTS, INC.

AND

RITA MEDICAL SYSTEMS, INC.

The undersigned shareholder of Horizon Medical Products, Inc. a Georgia corporation (the “Company”), hereby irrevocably (to the full extent permitted by the Georgia Business Corporation Code) appoints the Chief Executive Officer and Chief Financial Officer of RITA Medical Systems, Inc. a Delaware corporation (“Parent”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company and all of the shares of capital stock of Parent that now are or hereafter may be owned of record or beneficially by the undersigned, and any and all other shares or securities of the Company (collectively, the “Company Shares”) or Parent (collectively, the “Parent Shares” and together with the Company Shares, the “Shares”) issued or issuable in respect thereof on or after the date hereof in accordance with the terms of this Proxy and that certain Voting Agreement of even date herewith, by and among Parent, the Company and the undersigned (the “Voting Agreement”). The shares of the capital stock of the Company owned by the undersigned shareholder of the Company as of the date of this Proxy are listed beneath the undersigned’s signature on the final page of this Proxy. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the earlier to occur of (i) the Expiration Date (as defined below) and (ii) the Effective Time (after which time the undersigned agrees not to grant any proxy with respect to shares of the capital stock of Parent in a manner inconsistent with this Proxy).

This Proxy is coupled with an interest, is irrevocable (to the extent permitted by the Georgia Business Corporation Code in the case of the capital stock of the Company and, in the case of the capital stock of Parent, the Delaware General Corporation Law), is granted pursuant to the Voting Agreement, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger, of even date herewith, by and among the Company, Parent and Hornet Acquisition Corp., a Delaware corporation (“Merger Sub”) and wholly-owned subsidiary of Parent (the “Merger Agreement”). The Merger Agreement provides for the merger of Merger Sub with and into the Company (the “Merger”). As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) the date of termination of the Merger Agreement in accordance with the terms and provisions thereof and (ii) the date on which the Company’s Board of Directors withdraws or modifies in a manner adverse to Parent or Merger Sub the Company Recommendation (as defined in the Merger Agreement) in accordance with the requirements of the second sentence of Section 4.3(e) of the Merger Agreement.

The attorneys and proxies named above, and each of them, are hereby further authorized and empowered by the undersigned, at any time prior to the earlier to occur of (i) the Effective Time and (ii) Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Georgia Business Corporation Code), at every annual, special or adjourned meeting of the shareholders of the Company and in every written consent in lieu of such meeting (i) in favor of approval of the Merger and the Merger Agreement and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Merger) between the Company and any person or entity other than Parent or any other action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or the undersigned under the Voting Agreement or which could reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the earlier to occur (i) the Expiration Date and (ii) the date following the date of the 2005 annual meeting of stockholders of Parent, including any adjournment or postponement thereof, to act as the undersigned’s attorney and proxy to vote all Parent Shares owned beneficially or of record by the undersigned as of the record date for each annual meeting of Parent stockholders, and to exercise all voting and other rights of the undersigned with respect to such shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at every annual meeting of the stockholders of Parent, including any adjournment or postponement thereof, in favor of the election of nominees to the Board of Directors of Parent recommended for election by the Board of Directors of Parent.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Proxy is irrevocable (with respect to the shares of capital stock of the Company, to the extent provided in the Georgia Business Corporation Code and, with respect to the shares of capital stock of Parent, to the extent provided in the Delaware General Corporation Law).

[SIGNATURE PAGE FOLLOWS]

2

Dated:	May __, 2004
(Signature of Holder)
(Print Name of Holder)
(Title of Signatory if Holder is an Entity)

Shares owned of record:		Beneficially owned shares:
Class of Shares	Number	Class of Shares	Number

SIGNATURE PAGE TO IRREVOCABLE PROXY